Exhibit 99.1

INVESTOR CONTACT:
Endologix, Inc.
Vaseem Mahboob, CFO
(949) 595-7200

Endologix Reports Second Quarter 2017 Financial Results

IRVINE, Calif., August 2, 2017 - Endologix, Inc. (NASDAQ: ELGX), a developer and marketer of innovative treatments for aortic disorders, today announced financial results for the second quarter ended June 30, 2017.

“While we are pleased with the overall results in the second quarter, the recovery in AFX®2 sales in the U.S. has been slower than expected. Ovation® continues to perform nicely and is currently the fastest growing endovascular AAA device in the U.S. market. Enrollment in the ELEVATE clinical study with Ovation Alto™ is on schedule, and we recently filed our clinical study design with the FDA for the Nellix® confirmatory IDE,” commented John McDermott, Endologix’s Chief Executive Officer. “Looking toward the remainder of the year, we will continue our investment in innovative aortic technologies, while also focusing on increasing revenue and our operating efficiencies.”

Financial Results
Global revenue in the second quarter of 2017 was $48.6 million, a 4.7% decrease from $51.0 million in the second quarter of 2016. U.S. revenue in the second quarter of 2017 was $31.9 million, a 12.1% decrease from U.S. revenue of $36.3 million in the second quarter of 2016. International revenue was $16.7 million, a 13.3% increase from International revenue of $14.7 million in the second quarter of 2016. On a constant currency basis, second quarter 2017 International revenue increased 14.8%.

Gross profit was $32.2 million in the second quarter of 2017, which represents a gross margin of 66.4%. This compares to a gross profit of $29.5 million, or a gross margin of 57.8%, in the second quarter of 2016.

Total operating expenses were $40.1 million in the second quarter of 2017, compared to $52.7 million in the second quarter of 2016. Second quarter 2016 operating expenses included $1.9 million of expenses related to the TriVascular merger. Excluding these items, operating expenses in the second quarter of 2017 were $10.7 million lower than in the prior-year period, representing a decline of 20.9%, which was driven primarily by cost synergies related to the TriVascular merger.

Net loss for the second quarter of 2017 was $16.3 million, or $(0.20) per share, compared to a net loss of $66.8 million, or $(0.81) per share, a year ago. Adjusted Net Loss (non-GAAP, defined below) totaled $8.0 million, compared to an Adjusted Net Loss of $16.7 million for the second quarter of 2016. Endologix reported a negative Adjusted EBITDA (non-GAAP, defined below) of $2.3 million for the second quarter of 2017, compared to a negative Adjusted EBITDA of $10.4 million for the second quarter of 2016.

Total cash, cash equivalents, restricted cash, and marketable securities were $94.5 million as of June 30, 2017. On April 3, 2017, the Company entered into an agreement for $170 million in funding through a $120 million six-year secured term loan and a $50 million three-year secured asset-based revolving line of credit. The Company drew the entire principal amount of the term loan on April 3, 2017 and used a portion of the proceeds to repurchase approximately $68 million aggregate principal amount of outstanding 2.25% Convertible Senior Notes due 2018, plus the accrued but unpaid interest thereon, from the holders thereof in privately negotiated transactions. Subsequently, on June 23, 2017, the Company drew $25 million under the aforementioned revolver.

Financial Guidance
As a result of lower than expected AFX2 sales recapture in the U.S. market and sales force attrition, Endologix is reducing its previously issued revenue guidance. The Company now anticipates 2017 revenue in the range of $185 million to $190 million, compared to the previous range of $193 million to $200 million, representing a reported decrease of 2% to 4% compared to 2016. As a result, Endologix now anticipates 2017 GAAP loss per share in the range of $(0.91) to $(0.95), compared to its prior guidance of a GAAP loss per share in the range of $(0.83) to $(0.86). This revised guidance also reflects increased interest expense related to the aforementioned $120 million term loan and $25 million draw under the Company’s revolver. Additionally, Endologix now expects full-year operating expenses of approximately $170 million, compared to the prior guidance range of $170 million to $175 million.

Conference Call Information
Endologix's management will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to discuss its second quarter 2017 results.

To participate in the conference call, dial 877-407-9716 (domestic) or 201-493-6779 (international).

This conference call will also be webcast and can be accessed from the “Investors” section of the Company’s website at www.endologix.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET (4:30 p.m. PT) on Wednesday, August 2, 2017, until 11:59 p.m. ET (8:59 p.m. PT) on Wednesday, August 9, 2017. To hear this recording, dial 844-512-2921 (domestic) or 412-317-6671 (international) and enter the passcode 13666429.

About Endologix
Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. The Company's focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. For more information, visit www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device in the United States. The Ovation Alto® System is only approved as an investigational device and currently not approved in any market.

Cautions Regarding Forward-Looking Statements
Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,”
“will,” “believe,” “estimate,” “forecast,” “goal,” “project,” "continue," "outlook," “guidance,” "future,” other words of similar meaning and the use of future dates. Forward-looking statements used in this press release include, but are not limited to, statements regarding anticipated growth opportunities for Endologix’s existing products and potential future products, the progress and results of clinical trials, Endologix’s ability to obtain regulatory approval of its existing products and potential future products, Endologix’s ability to increase revenue through sales of its existing products and potential future products, and 2017 financial guidance, the accuracy of which are necessarily subject to risks and uncertainties that may cause Endologix’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include Endologix’s ability to continue integrating the businesses and operations of, and to realize the expected benefits of its merger with, TriVascular, continued market acceptance, endorsement and use of Endologix's products, the success of clinical trials relating to Endologix’s products, product research and development efforts, uncertainty in the process of obtaining regulatory approval for Endologix's products, risks associated with international operations, including currency exchange rate fluctuations, Endologix’s ability to protect its intellectual property rights and proprietary technologies, and other economic, business, competitive and regulatory factors. Undue reliance should not be placed upon the forward-looking statements contained in this press release, which speak only as of the date of this press release. Endologix undertakes no obligation to update any forward- looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2016, for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied.

Discussion of Non-GAAP Financial Measures
Endologix's management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)" and (2) “Adjusted EBITDA" enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. Endologix's management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

"GAAP" is generally accepted accounting principles in the United States.

Adjusted Net Income (Loss) Definition:
(1) "Adjusted Net Income (Loss)" is a non-GAAP measure defined by Endologix as net income (loss)
under GAAP, excluding: (i) the fair value adjustment to the Nellix® acquisition contingent consideration; (ii) interest expense; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses, including licensing costs related to research and development activities; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; (ix) inventory step-up amortization; and (x) loss on extinguishment of debt.

In the three and six months ended June 30, 2017, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to Nellix contingent consideration liability; (ii) interest expense;
(iii) foreign currency (gains) or losses; (iv) restructuring and other transition costs; and (v) loss on extinguishment of debt.

In the three and six months ended June 30, 2016, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to Nellix contingent consideration liability; (ii) interest expense; (ii) foreign currency (gains) or losses; (iii) legal settlement costs; (iv) contract termination and business acquisition expenses; (v) restructuring and other transition costs; (vi) fair value adjustment of derivative liabilities; and (vii) inventory step-up amortization.

In future periods, Adjusted Net Income (Loss) will continue to exclude: (i) the fair value adjustments to the Nellix contingent consideration liability; (ii) interest expense; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; (ix) inventory step-up amortization; (x) loss on extinguishment of debt; and (xi) other non-recurring expenses or income, as described by Endologix.

Adjusted EBITDA Definition:

(2) “Adjusted EBITDA” is a non-GAAP measure defined by Endologix as “Adjusted Net Income (Loss)”
excluding income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

# # #

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue
U.S.	$31,906	$36,283	$62,795	$66,151
International	16,650	14,691	28,373	27,189
Total Revenue	48,556	50,974	91,168	93,340
Cost of goods sold	16,332	21,515	30,302	35,940
Gross profit	$32,224	$29,459	$60,866	$57,400
Operating expenses:
Research and development	5,734	7,714	11,264	15,559
Clinical and regulatory affairs	2,740	4,022	6,575	7,905
Marketing and sales	23,781	28,824	49,681	56,742
General and administrative	7,904	10,210	16,777	20,156
Restructuring costs	(29)	790	137	8,114
Settlement costs	—	—	—	4,650
Contract termination and business acquisition expenses	—	1,127	—	5,905
Total operating expenses	40,130	52,687	84,434	119,031
Loss from operations	(7,906)	(23,228)	(23,568)	(61,631)
Other income (expense)	(5,552)	(4,323)	(9,850)	(8,399)
Change in fair value of contingent consideration related to acquisition	3,800	(100)	2,600	(100)
Loss on debt extinguishment	(6,512)	—	(6,512)	—
Change in fair value of derivative liabilities	—	(38,743)	—	(43,831)
Total other income (expense)	(8,264)	(43,166)	(13,762)	(52,330)
Net loss before income tax expense	$(16,170)	$(66,394)	$(37,330)	$(113,961)
Income tax expense	(122)	(443)	(276)	(546)
Net loss	$(16,292)	$(66,837)	$(37,606)	$(114,507)
Other comprehensive income (loss) foreign currency translation	781	1,019	1,137	914
Comprehensive loss	$(15,511)	$(65,818)	$(36,469)	$(113,593)

Basic and diluted net loss per share	$(0.20)	$(0.81)	$(0.45)	$(1.44)
Shares used in computing basic and diluted net loss per share	83,247	82,072	83,087	79,368

Exhibit 99.1

Non-GAAP Reconciliations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net Loss to Adjusted Net Loss:
Net loss	$(16,292)	$(66,837)	$(37,606)	$(114,507)
Fair value adjustment to Nellix contingent consideration liability	(3,800)	100	(2,600)	100
Interest expense	5,803	3,815	10,098	7,597
Foreign currency (gain) loss	(210)	541	(206)	810
Settlement costs	—	—	—	4,650
Contract termination and business acquisition expenses	—	1,127	—	5,905
Restructuring and other transition costs	(15)	1,162	532	8,743
Fair value adjustment of derivative liabilities	—	38,743	—	43,831
Inventory step-up amortization	—	4,645	—	6,822
Loss on extinguishment of debt	6,512	—	6,512	—
(1) Adjusted Net Loss	$(8,002)	$(16,704)	$(23,270)	$(36,049)

Adjusted Net Loss to Adjusted EBITDA:
Adjusted Net Loss	$(8,002)	$(16,704)	$(23,270)	$(36,049)
Income tax expense (benefit)	122	443	276	546
Depreciation and amortization	2,336	1,995	4,649	4,227
Stock-based compensation expense	3,234	3,886	6,188	6,768
(2) Adjusted EBITDA	$(2,310)	$(10,380)	$(12,157)	$(24,508)

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$81,641	$26,120
Restricted cash	2,877	2,001
Marketable securities	10,000	20,988
Accounts receivable, net allowance for doubtful accounts of $994 and $1,037, respectively.	33,118	34,430
Other receivables	390	1,787
Inventories	43,555	41,160
Prepaid expenses and other current assets	4,235	3,359
Total current assets	175,816	129,845
Property and equipment, net	21,300	23,265
Goodwill	120,845	120,711
Intangibles, net	82,570	84,511
Deposits and other assets	1,536	1,352
Total assets	$402,067	$359,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,030	$13,237
Accrued payroll	16,933	19,997
Accrued expenses and other current liabilities	10,001	11,668
Revolving line of credit	24,297	—
Total current liabilities	62,261	44,902
Deferred income taxes	879	879
Deferred rent	7,859	7,949
Other liabilities	4,194	3,783
Contingently issuable common stock	9,600	12,200
Debt	220,520	177,178
Total liabilities	305,313	246,891
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized. No shares issued and outstanding.	—	—
Common stock, $0.001 par value; 135,000,000 shares authorized. 83,638,895 and 82,986,244 shares issued, respectively. 83,426,656 and 82,774,005 shares outstanding, respectively.	84	83
Treasury stock, at cost, 212,239 shares.	(2,942)	(2,942)
Additional paid-in capital	588,194	567,765
Accumulated deficit	(491,207)	(453,601)
Accumulated other comprehensive income	2,625	1,488
Total stockholders’ equity	96,754	112,793
Total liabilities and stockholders’ equity	$402,067	$359,684